News Release

AllianzGI and Virtus Investment Partners Announce Strategic Partnership in U.S. Retail Market

Virtus to assume responsibility for AllianzGI’s U.S. open- and closed-end funds;

AllianzGI’s Value Equity team to join Virtus

NEW YORK & HARTFORD, CT, July 7, 2020 – Allianz Global Investors (AllianzGI), a leading global active asset manager, and Virtus Investment Partners, Inc. (NASDAQ: VRTS), which operates a multi-boutique asset management business, today announced they have agreed to a strategic partnership that will focus on enhancing both firms’ growth opportunities with Virtus representing AllianzGI’s compelling investment strategies in the U.S. retail market to existing and potentially new clients.

Central to the partnership, Virtus will become the investment adviser, distributor and/or administrator of AllianzGI’s approximately $23 billion in open-end, closed-end and retail separate account assets1. AllianzGI teams will continue to manage the strategies in a subadvisory capacity, providing continuity for AllianzGI’s U.S. retail clients. AllianzGI’s Dallas-based Value Equity team, formerly known as NFJ Investment Group, which manages approximately $7 billion of the assets, will join Virtus as an affiliated manager. The partnership also provides for future joint product development of investment solutions for retail clients in the U.S.

The partnership will enhance Virtus’ offerings, giving it access to AllianzGI’s deep, global investment expertise while expanding AllianzGI’s access and presence in the U.S retail markets. AllianzGI will concentrate its U.S. distribution efforts on building its institutional, insurance-related and non-resident businesses while continuing to serve U.S. retail clients as a subadviser.

“This new partnership with AllianzGI is strategically meaningful for us in terms of scale, fit and growth potential,” said George R. Aylward, president and chief executive officer of Virtus. “We look forward to bringing AllianzGI’s multi-asset, thematic equity, and alternative strategies to our fund and separate account offerings, and the opportunity to partner on joint product development underscores the growth-oriented nature of the alliance.”

[1]	As of May 31, 2020

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“This partnership is truly complementary,” said Tobias C. Pross, chief executive officer of AllianzGI. “Combining AllianzGI’s ongoing portfolio management expertise with Virtus’ strong, focused retail distribution and administrative capabilities is a recipe for mutually beneficial growth in U.S. funds and separate accounts. It will allow us to focus our U.S. distribution efforts on the Institutional, Insurance, Sub-Advisory and Non-Resident markets, which are more closely aligned with our strengths in other markets.”

Based on current asset levels, the partnership would increase Virtus’ mutual fund assets under management by approximately 40% to $54 billion and its total AUM to $128 billion2.

The companies did not disclose specific terms of the agreement other than there are no payments at closing. The partnership was structured with an alignment of economic interests over time. The fund-related aspects of the relationship are subject to the approval of the AllianzGI U.S. Funds Board and fund shareholders and are expected to be completed near year-end.

AllianzGI was advised by Warren Enskat Group and Paul Hastings LLP. Virtus was advised by Morgan Lewis & Bockius LLP.

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About Allianz Global Investors

Allianz Global Investors is a leading active asset manager with over 780 investment professionals in 25 offices worldwide and managing more than $590 billion in assets for individuals, families and institutions1.

Active is the most important word in our vocabulary. Active is how we create and share value with clients. We believe in solving, not selling, and in adding value beyond pure economic gain. We invest for the long term, employing our innovative investment expertise and global resources. Our goal is to ensure a superior experience for our clients, wherever they are based and whatever their investment needs.

About Virtus Investment Partners, Inc.

Virtus Investment Partners (NASDAQ: VRTS) is a distinctive partnership of boutique investment managers singularly committed to the long-term success of individual and institutional investors. The company provides investment management products and services through its affiliated managers and select subadvisers, each with a distinct investment style, autonomous investment process, and individual brand. Virtus Investment Partners offers access to a variety of investment styles across

[2]	Pro forma, using AUM as of May 31, 2020

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multiple disciplines to meet a wide array of investor needs. Its affiliates include Ceredex Value Advisors, Duff & Phelps Investment Management, Kayne Anderson Rudnick Investment Management, Newfleet Asset Management, Rampart Investment Management, Seix Investment Advisors, Silvant Capital Management, Sustainable Growth Advisers, and Virtus ETF Solutions. Additional information is available at virtus.com.

Contacts

Virtus Investment Partners	Allianz Global Investors
Joe Fazzino, Media Relations	Robin Pertusi, Media Relations
(860) 263-4725	(212) 739-3172
joe.fazzino@virtus.com	robin.pertusi@allianzgi.com

Sean Rourke, Investor Relations
(860) 263-4709 sean.rourke@virtus.com

Forward-Looking Information Concerning Virtus Investment Partners

This press release contains statements that are, or may be considered to be, forward-looking statements. All statements that are not historical facts, including statements about our beliefs or expectations, are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995, as amended. These statements may be identified by such forward-looking terminology as “expect,” “estimate,” “intent,” “plan,” “intend,” “believe,” “anticipate,” “may,” “will,” “should,” “could,” “continue,” “project,” “opportunity,” “predict,” “would,” “potential,” “future,” “forecast,” “guarantee,” “assume,” “likely,” “target” or similar statements or variations of such terms.

Our forward-looking statements are based on a series of expectations, assumptions and projections about the company and the markets in which we operate, are not guarantees of future results or performance, and involve substantial risks and uncertainty including assumptions and projections concerning our assets under management, net asset inflows and outflows, operating cash flows, business plans and ability to borrow, for all future periods. All forward-looking statements are as of the date of this release only. The company can give no assurance that such expectations or forward-looking statements will prove to be correct. Actual results may differ materially.

Our business and our forward-looking statements involve substantial known and unknown risks and uncertainties, including those discussed under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2019 Annual Report on Form 10-K, as well as the following risks and uncertainties resulting from: (i) the on-going effects of the COVID-19 pandemic and associated global economic disruption (ii) general domestic and global economic, political and pandemic conditions; (iii) any reduction in our assets under management; (iv) withdrawal, renegotiation or termination of investment advisory agreements; (v) damage to our reputation; (vi) failure to comply with investment guidelines or other contractual requirements; (vii) inability to satisfy financial covenants and payments related to our indebtedness; (viii) inability to attract and retain key personnel; (ix) challenges from the competition we face in our business; (x) adverse regulatory and legal developments; (xi) unfavorable changes in tax laws or limitations; (xii) adverse developments related to unaffiliated subadvisers; (xiii) negative implications of changes in key distribution relationships; (xiv) interruptions in or failure to provide critical technological service by us or third parties; (xv) volatility associated with our common stock; (xvi) adverse civil litigation and government

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investigations or proceedings; (xvii) risk of loss on our investments; (xviii) inability to make quarterly common stock dividends; (xix) lack of sufficient capital on satisfactory terms; (xx) losses or costs not covered by insurance; (xxi) impairment of goodwill or intangible assets; (xxii) inability to achieve expected acquisition-related benefits; and other risks and uncertainties. Any occurrence of, or any material adverse change in, one or more risk factors or risks and uncertainties referred to above, in our 2019 Annual Report on Form 10-K and our other periodic reports filed with the Securities and Exchange Commission (the “SEC”) could materially and adversely affect our operations, financial results, cash flows, prospects and liquidity.

Certain other factors that may impact our continuing operations, prospects, financial results and liquidity, or that may cause actual results to differ from such forward-looking statements, are discussed or included in the company’s periodic reports filed with the SEC and are available on our website at www.virtus.com under “Investor Relations.” You are urged to carefully consider all such factors.

The company does not undertake or plan to update or revise any such forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections, or other circumstances occurring after the date of this release, even if such results, changes or circumstances make it clear that any forward-looking information will not be realized. If there are any future public statements or disclosures by us that modify or affect any of the forward-looking statements contained in or accompanying this release, such statements or disclosures will be deemed to modify or supersede such statements in this release.